UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2012 (the “Closing Date”), Omega Protein Corporation, a Nevada corporation (the “Company”), Omega Protein, Inc., a Virginia corporation that is the Company’s principal operating subsidiary (“OPI” and, together with the Company, the “Borrowers”), and certain subsidiaries of the Company (the “Guarantors” and, together with the Borrowers, the “Loan Parties”) entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, National Association and JP Morgan Chase Bank, N.A.) (collectively, the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Borrowers in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $60.0 million (the “Commitment”). The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $5.0 million, a sub-facility for standby letters of credit up to an amount not to exceed $15.0 million and an accordion feature that allows the Borrowers to increase the amount of the Commitment up to an additional $10.0 million, subject to the further commitments of the Lenders and other customary conditions precedent. The Loan Agreement amended and restated the Company’s existing senior secured credit facility with Wells Fargo Bank, National Association. On the Closing Date, no amounts were outstanding under the existing senior secured credit facility and approximately $3.3 million in letters of credit were issued primarily in support of the Loan Parties’ worker’s compensation insurance programs.

Set forth below are certain of the material terms of the Loan Agreement:

Interest: At the election of the Borrowers, any Loans will bear interest at the lesser of (a) the Base Rate (defined as a fluctuating rate equal to the highest of: (x) the rate of interest most recently announced by Agent as its “prime rate,” (y) a rate determined by Agent to be 1.50% above daily one month LIBOR (except during certain periods of time), and (z) the Federal Funds Rate plus 1.00%) plus the Applicable Margin (defined below), (b) a rate per annum determined by Agent to be equal to LIBOR in effect for the applicable interest period plus the Applicable Margin, or (c) the Maximum Rate (as defined in the Loan Agreement).

The Applicable Margin for Base Rate and LIBOR Loans will be established quarterly based upon the Consolidated Total Leverage Ratio for the Borrowers and their subsidiaries for four consecutive quarters ended on or immediately prior to the calculation date, as follows:

Level	Consolidated Total Leverage Ratio	LIBOR	Base Rate

Level I	Less than 1.00 to 1.00	1.50%	0.00%

Level II	Less than 2.00 to 1.00 but greater than or equal to 1.00 to 1.00	1.75%	0.25%

Level III	Less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00	2.00%	0.50%

Level IV	Greater than or equal to 3.00 to 1.00	2.25%	0.75%

From and after maturity, or such earlier date as all principal owing under the Loan Agreement becomes due and payable by acceleration or otherwise, or, at the option of the Required Lenders (as such term is defined in the Loan Agreement), during the existence of an event of default under the Loan Agreement, the outstanding principal balance of the Loans will bear interest at a rate equal to the lesser of (a) the Maximum Rate or (b) the Base Rate (including the Applicable Margin) plus 2% (or until expiration of the interest period for any LIBOR Loans then in effect at the LIBOR Rate (including the Applicable Margin) plus 2%).

Amortization: Accrued and unpaid interest on Loans that bear interest calculated by reference to the Base Rate (“Base Rate Loans”) will be due and payable in arrears on the last business day of each calendar quarter commencing March 30, 2012. Accrued and unpaid interest on Loans that bear interest at LIBOR (“LIBOR Loans”) will be payable at the end of the relevant one, two, three or six month interest period selected by the Borrowers, and if a six-month interest period is selected with respect to any Loan, at the end of three months from the making of the Loan. Accrued and unpaid interest shall also be due and payable at other times as may be specified in the Loan Agreement. All Loans then outstanding plus accrued but unpaid interest are due and payable at maturity.

Prepayment: Borrowers may prepay Loans at any time, in any amount. If the Borrowers prepay any LIBOR Loan prior to the end of the one, two, three or six month interest period established for such Loan, Borrowers shall pay to Lenders any loss or expense which may arise from such prepayment.

Collateral: All obligations of the Borrowers under the Loan Agreement are secured by a first and superior lien (subject to Permitted Liens, as defined in the Loan Agreement) against any and all assets of each of the Borrowers and the other Loan Parties (other than certain excluded property, including property pledged to secure loans from the national fisheries finance program).

Guaranty: All obligations of the Borrowers under the Loan Agreement are unconditionally guaranteed by the Guarantors.

Unused Commitment Fee: Borrowers agreed to pay Agent, on behalf of the Lenders, an unused commitment fee for the period commencing with the Closing Date to maturity, computed at the rate of 0.375% per annum on the average daily unused portion of the Commitment. The commitment fee will be payable quarterly in arrears.

Letter of Credit Commission: Borrowers also agreed to pay Agent, on behalf of the Lenders, a commission for issuing each letter of credit in the amount equal to the daily amount available to be drawn under such letter of credit multiplied by the Applicable Margin in effect from time to time with respect to revolving credit loans that are LIBOR Loans (determined on a per annum basis). Such commission will be payable quarterly in arrears.

Term: All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full on March 21, 2017.

Covenants: The Loan Agreement requires the Loan Parties to comply with various affirmative and negative covenants affecting their businesses and operations, including:

•

The Loan Parties will not be party to mergers, acquisitions or similar transactions where the aggregate consideration (other than equity interests in the Company), any assumption of indebtedness, deferred purchase price or earn-out payments paid by the Loan Parties during any fiscal year exceed the greater of $30.0 million or 15% of the Tangible Net Worth (as defined in the Loan Agreement) of the Borrowers.

•

The Loan Parties will not in any single fiscal year spend or incur obligations (including the total amount of any capital leases) to acquire fixed assets in an amount exceeding the greater of $30.0 million or 15% of the sales of the Loan Parties collectively.

•	The Loan Parties will not sell or otherwise dispose of assets (other than Permitted Distributions) in an amount exceeding $7.5 million in any fiscal year.

Financial Covenants: The Loan Agreement requires the Company to comply with the following financial covenants:

•

The Company is required to maintain on a consolidated basis Tangible Net Worth equal to at least the sum of the following: (a) $150,000,000, plus (b) 50% of net income (if positive, with no deduction for losses) earned in each quarterly accounting period commencing after June 30, 2011, plus (c) 100% of the net proceeds from any Equity Interests (as defined in the Loan Agreement) issued after the date of the Loan Agreement, plus (d) 100% of any increase in stockholders’ equity resulting from the conversion of debt securities to Equity Interests after the Closing Date.

•	The Company is required to maintain on a consolidated basis an Asset Coverage Ratio (as defined in the Loan Agreement) of at least 2.50 to 1.00.

•	The Company is required to maintain a positive Adjusted Profitability (as defined in the Loan Agreement), measured on a trailing four quarters basis.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, Harry O. Nicodemus IV informed the Company of his intention to retire from his position as a director of the Company upon the expiration of his current term at the Company’s 2012 Annual Meeting of Stockholders to be held on June 21, 2012. The Company is not aware of any disagreement between the Company and Mr. Nicodemus on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1	Amended and Restated Loan Agreement dated as of March 21, 2012 by and among Omega Protein Corporation, Omega Protein, Inc., Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A.

10.2	Amended and Restated Revolving Credit Note dated as of March 21, 2012 executed by Omega Protein Corporation and Omega Protein, Inc. and made payable to Wells Fargo Bank, National Association.

10.3	Revolving Credit Note dated as of March 21, 2012 executed by Omega Protein Corporation and Omega Protein, Inc. and made payable to JPMorgan Chase Bank, N.A.

10.4	Swingline Note dated as of March 21, 2012 executed by Omega Protein Corporation and Omega Protein, Inc. and made payable to Wells Fargo Bank, National Association.

10.5	Amended and Restated Guaranty Agreement dated as of March 21, 2012 by Protein Finance Company, Omega Shipyard, Inc., Protein Industries, Inc., Cyvex Nutrition, Inc., and InCon Processing, L.L.C. in favor of Wells Fargo Bank, National Association.

10.6	Amended and Restated Security and Pledge Agreement dated as of March 21, 2012 among Omega Protein Corporation, Omega Protein, Inc., Protein Finance Company, Omega Shipyard, Inc., Protein Industries, Inc., Cyvex Nutrition, Inc., and InCon Processing, L.L.C. and Wells Fargo Bank, National Association.

10.7	Amended and Restated First Preferred Fleet Mortgage dated as of March 21, 2012 given by Omega Protein, Inc. to Wells Fargo Bank, National Association.

10.8	Supplement No. 1 to Amended and Restated First Preferred Fleet Mortgage dated as of March 21, 2012 given by Omega Protein, Inc. to Wells Fargo Bank, National Association.

10.9	Amended and Restated Assignment of Insurances dated as of March 21, 2012 Omega Protein Corporation and Omega Protein, Inc. to Wells Fargo Bank, National Association.

10.10	Amended and Restated Aircraft Security Agreement dated as of March 21, 2012 among Omega Protein Corporation, Omega Protein, Inc. and Wells Fargo Bank, National Association.

10.11	Supplement No. 1 to Amended and Restated Aircraft Security Agreement dated as of March 21, 2012 among Omega Protein Corporation, Omega Protein, Inc. and Wells Fargo Bank, National Association.

10.12	Modification to Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March 21, 2012 executed by Omega Protein, Inc., in favor of Wells Fargo Bank, National Association (St. Mary Parish, Louisiana).

10.13	Modification to Deed of Trust, Assignment of Lease and Rents, Security Agreement and Fixture Filing dated as of March 21, 2012 executed by Omega Protein, Inc. in favor of Victor N. Tekell, as Trustee, and Wells Fargo Bank, National Association (Jackson County, Mississippi).

10.14	Modification to Deed of Trust, Assignment of Lease and Rents, Security Agreement and Fixture Filing dated as of March 21, 2012 executed by Omega Protein, Inc. in favor of American Securities Company of Missouri, a Missouri corporation, as Trustee, and Wells Fargo Bank, National Association (City of St. Louis, Missouri).

10.15	Modification to Deed of Trust, Assignment of Lease and Rents, Security Agreement and Fixture Filing dated March 21, 2012 executed by Omega Protein, Inc. in favor of Richard Lowndes Burke and Jenny P. Jones, residents of Virginia, as Trustee, and Wells Fargo Bank, National Association (Northumberland County, Virginia).

10.16	Allonge to the Unsecured Promissory Note dated as of January 1, 2000, issued by Omega Protein, Inc. in favor of Protein Finance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Date: March 22, 2012	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary